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                                                                   EXHIBIT 10.44


              INTERNET PROTOCOL TELEPHONE SERVICE PARTICIPATION AND
                               PROMOTION AGREEMENT

                  This INTERNET PROTOCOL TELEPHONE SERVICE PARTICIPATION AND PROMOTION AGREEMENT (this "Agreement") is made this 31st day of March, 2000 (the "Effective Date"), between PRICELINE LONG DISTANCE, LLC ("Priceline"), a Delaware limited liability company and a wholly owned subsidiary of priceline.com Incorporated ("priceline.com"), and NET2PHONE, INC., a Delaware corporation ("Net2Phone") (Priceline and Net2Phone are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                    RECITALS:

A. priceline.com and its subsidiaries are in the business of offering and/or selling consumer services and products, primarily over the Internet through the use of priceline.com's proprietary Name Your - Own Price(sm), demand collection system, whereby a consumer can make offers to purchase various services and products at prices and terms offered by the consumer (the "Demand Collection System" or "DCS").

B. Net2Phone is a provider of various Internet Protocol telephone services and other telecom services.

C. priceline.com and Net2Phone entered into a Memorandum of Understanding dated November 4, 1999 (the "MOU"), establishing their intention to negotiate in good faith a definitive agreement setting forth the terms and conditions whereby Priceline would develop and offer to the public, and Net2Phone would participate in, (i) a Demand Collection System for the sale of blocks of minutes of various Internet Protocol telephone services; (ii) a Demand Collection System for the sale of long distance minutes in an offer-by-phone product, for which Net2phone shall be the exclusive provider; (iii) other telephone to telephone telecom services as may be agreed by the Parties and may be subject to Additional Preferred Provider Compensation payments, as later defined; and (iv) the inclusion of Net2Phone in Priceline's telecom promotions as later defined.

D. This Agreement embodies the detailed agreements of the parties with regard to the foregoing, and supersedes in its entirety the MOU.

                                    ARTICLE I
                                   DEFINITIONS

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                  Section 1.1 Definitions. As used in this Agreement the
following terms shall have the meanings set forth below:

"Account Activation" means the registration with Net2Phone by a Priceline customer, pursuant to a Promotion, of his or her name, credit card data and such other information as Net2Phone requires, on a Net2Phone-designated web site, or via other means, as mutually agreed by the Parties.

"[****]" means compensation mutually agreed upon by the Parties to be paid by [****], as contemplated in Section 2.4(f) as a [****] with respect to future non-IP Telephone Services which may be offered by Priceline.

"Agreement" has the meaning ascribed to it in the introductory paragraph hereto.

"ANI" or "Automatic Number Identification" means the automatic identification of a User's working telephone number ("WTN") from the local exchange carrier ("LEC").

"Caller" means a user of the OBP Service who accesses the Net2Phone/Priceline interactive voice response system to connect to the OBP System in order to place an offer for OBP Service. A Caller becomes an OBP User upon the acceptance by Priceline of such Caller's offer.

"Co-Brand" or "Co-Branding" means such joint branding, marketing and promotion of Telecom DCS Services, and other related joint marketing efforts as the Parties shall mutually agree, taking into account Priceline's and Net2Phone's trademark guidelines and affording Net2Phone sufficient prominence, in terms of size, placement, appearance and the like, for Net2Phone's name, logo, trademarks and other similar brand features, which in any event shall be no less prominent than Priceline affords to other Preferred Providers participating in the Telecom DCS.

"Demand Collection Service" or "DCS" has the meaning ascribed to it in the Recitals.

"Direct Costs Per Billing Increment " means [****] required to be collected by Net2Phone from Priceline or the end consumer, and such other costs as may be mutually agreed by the Parties.

"Direct Mailing Card Promotion" has the meaning set forth in Section 3.2.


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"Direct Mailing Card Promotion [****]" means [****]incurred by Net2Phone with respect to a Direct Mailing Card Promotion user's [****] account.

"Direct Mailing Card Promotion Net Revenue" means the total amount decremented by [****].

"First Look Opportunities" means the first opportunities to meet User's offers for Telecom DCS Services.

"Future Promotions" means promotional opportunities (other than the Direct Mailing Card Promotion) that may be offered by Priceline to Participating Providers of Telecom DCS Service(s).

"IP" means Internet Protocol.


"Soft Launch Date" means the date on which Telecom DCS is first made commercially available to Users; "Hard Launch Date" means the date on which Telecom DCS services are both commercially offered to users and actively promoted and marketed.

"LEC" means local exchange carrier.

"Minimum Revenue Thresholds" has the meaning ascribed to it in Section 8.2(a).

"OBP Net Revenue" means the total amount [****].

"OBP Service" or "Offer-By Phone Service" means a DCS service that allows an OBP User to make offers via the telephone to purchase telephone to telephone IP Telephone Service on a per-call basis.

"OBP System" means the system to be developed by Priceline and Net2Phone to provide the OBP Service.

"OBP User(s)" means users of the OBP Service, which can include either residential or commercial customers.


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"OBP User Credits and Chargebacks" means credits given by Priceline to an OBP
User's credit card account and chargebacks incurred by Priceline with respect to an OBP User's credit card account.

"[****] Expiration" has the meaning ascribed to it in Schedule 5.1.

"Party" and "Parties" have the meanings ascribed to them in the introductory paragraph of this Agreement.

"Participating Provider" means a provider of telecommunications services (including Net2Phone) that participates in the Telecom DCS in one or more Telecommunications Markets.

"Per Call Rounding" has the meaning ascribed to it in Schedule 5.1.

"PIN" means the personal identification number provided by a User or by Priceline to validate such User's entitlement to utilize the Telecom DCS Services of Net2Phone or any Participating Provider through the Telecom DCS.

"Point of Presence" or "POP" means the existence and availability to local Users of a local and/or toll-free access number of a Participating Provider.

"P.01 grade" means that during the busy hour of Participating Provider's network or access, [****] originating telephone calls receives a circuit busy signal.

"P.001 grade" means that during the busy hour of Participating Provider's network or access, [****] originating telephone calls receives a busy signal.

"Preferred Provider" means the recipient(s)of preferred First Look Opportunities."Preferred Provider Status" has the meaning ascribed to it in
Section 2.5(b).

"Preferred Provider Status Compensation" has the meaning ascribed to it in
Section 5.4."Prepaid Call Anywhere Service True-Up" has the meaning ascribed to it in Schedule 5.1.

"Promotions" means Direct Mailing Card Promotions and Future Promotions.


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"Rates" means the rates for the provision of Telecom DCS Services for a [****]
that a Participating Provider loads with Priceline (inclusive of Direct Cost Per Billing Increment), normalized by Priceline to one second billing.

"Telecom DCS" means prepaid DCS for the sale of long distance telephone-to-telephone minutes provided through a managed network that originate and terminate on telephones.

"Telecom DCS Services" means telecommunications services offered through the Telecom DCS.

"Telecommunications Market" means those particular countries, cities, cellular terminating codes or NPAs in which Telecom DCS calls are terminated.

"Tier One Customer Service" has the meaning ascribed to it in Schedule 2.2(a).

"User(s)" means users of the Telecom DCS.

"User Account Expiration Breakage" has the meaning ascribed to it in Schedule
5.1.


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                       ARTICLE II DEMAND COLLECTION SYSTEM

                  Section 2.1 Demand Collection System. Priceline shall develop and implement the Telecom DCS as a vehicle for the provision of Telecom DCS Services to Users. Except as otherwise specifically set forth herein, Priceline will have full control over the design, development, functionality, Soft and Hard Launch Dates and day-to-day operation of the Telecom DCS. The parties will cooperate as may be reasonably necessary in testing and implementing the Telecom DCS. Priceline will make Telecom DCS Services available to Users of the Telecom DCS under terms not inconsistent with the terms of this Agreement. In its operation of the Telecom DCS, Priceline will collect demand for Telecom DCS Services and will establish an allocation system, as discussed in more detail below, for matching User's offers against inventory provided by Net2Phone and other Participating Providers. A User may be able to make offers by specifying the price and minimum desired quality at which the User is willing to purchase a specified number of minutes of use of a particular Telecom DCS Service(s). For all Internet Protocol telephone services offered by Net2Phone through the Telecom DCS, Priceline shall be the merchant of record in the transaction between Priceline and a User for the User's purchase of Telecom DCS Services, and Net2Phone shall be the provider of such Telecom DCS Services to such User.

                  Section 2.2 Minimum Participation Requirements; Rules of Participation. Set forth on Schedule 2.2(a) and Schedule 2.2(b), respectively, and incorporated herein by reference, are (i) Priceline's minimum eligibility requirements for each Participating Provider's providing Telecom DCS Services, and (ii) the standard rules for participation by each such Participating Provider. Priceline may, in its sole discretion, and on an individual Participating Provider basis, permit non-material, as determined by Priceline in its sole discretion, modifications or exceptions to the Schedule 2.2(a) requirements and Schedule 2.2(b) rules to accommodate the varying systems, procedures and protocols of its varying Participating Providers. Additionally, Priceline may from time to time, on a non-discriminatory basis as among all of its Participating Providers, modify, amend or supplement Schedules 2.2(a) and 2.2(b), and will provide each Participating Provider with reasonable advance notice thereof. The failure of a Participating Provider (including Net2Phone), to satisfy in all material respects the requirements of Section 2.2, Schedule 2.2(a) and Schedule 2.2 (b) shall be grounds for Priceline's suspension and/or termination of such Participating Provider's Preferred Provider Status and/or participation in the Telecom DCS.


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                  Section 2.3 Net2Phone Responsibilities. Net2Phone shall
provide Internet Protocol telephone services in connection with this Agreement. Upon the implementation of the Telecom DCS, Net2Phone will make available for Priceline to offer to Users the types of Telecom DCS Services as further described in Section 2.4 below.

                  Section 2.4 Types of Service. Priceline will, at its discretion, determine the types of Telecom DCS Services that will be made available to Users, and Net2Phone's Preferred Provider Status shall apply to each IP Telephone Service(s) offered through the Telecom DCS. Net2Phone may load its own rates for such minutes of use. Priceline will provide Net2Phone reasonable advance notice (in no event less than five business days' advance notice) of all package offerings for Telecom DCS Services and changes in such package offerings. At a minimum, Net2Phone shall make available for Priceline to offer to Users the following types of Telecom DCS Services:

                           (a) Prepaid Domestic Calls. Net2Phone shall make
available for Priceline to offer to Users the ability to place telephone calls originating in the United States and terminating in the United States at any time of day and on any day of the week, for a number of minutes specified by the User at the Net2Phone Rates.

                           (b) Prepaid Country-Specific Calls. Net2Phone shall
make available to Priceline for offer to Users the ability to place telephone calls originating in the United States and terminating in a specific foreign country (and, as applicable, particular cities within such country), without restrictions on the times of day and/or days of the week on which calls may be made, for a number of minutes specified by the User at a price per minute of use at the Net2Phone Rates. Net2Phone may load its own rates for such minutes of use. The minimum number of minutes required to be purchased in order to obtain any such rate is thirty (30) minutes. Priceline shall provide Net2Phone advance notice of each package offerings for Telecom DCS Services, and changes thereto, on a country by country basis (and, applicable, on a city by city basis within a country), and will enable Net2Phone to provide Priceline with inventory available for use against such package offerings, at Net2Phone's discretion. Unless otherwise agreed to by the parties, Net2Phone shall make available at least one rate for each foreign country.

                           (c) Prepaid US Call Anywhere Service. Net2Phone shall
make available for Priceline to offer to Users a Telecom DCS Service that provides the ability to place telephone calls originating in the United States at any times of


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day and on any days of the week for a specified number of Telecom DCS Service
"units" at a specified rate. For purposes of this service, a "unit" will be equal [****], and (ii) [****] may be determined on a country-by-country basis by using a conversion table (of United State minutes into foreign country minutes) identical for all IP telephone Participating Providers.

                           (d) Prepaid International Origin Calls. The Parties
have agreed that in the event Priceline shall expand its Telecom DCS Services to include prepaid telephone calls originating in foreign territories, including services sold to United States based customers while travelling abroad, the rights of Net2Phone set forth in this Agreement, including but not limited to its Preferred Provider Status, shall be extended to include all such foreign origin telephone calls in all territories from which Net2Phone is legally and technically able, and wishes to provide IP Telephone Services in the expanded Telecom DCS Services.

                           (e) Other IP Telephone Services. Priceline may
specify other types of IP Telephone Services to be offered in the Telecom DCS, and Net2Phone shall use reasonable efforts to make available to Priceline all such IP Telephone Services. Preferred Provider Status under Section 2.5(b) shall apply to each such IP Telephone Service offered in the Telecom DCS.

                           (f) Non-IP Telephone Services. The Parties
acknowledge that Priceline contemplates developing one or more separate programs for wireless, cable, unified messaging, Internet access and other types of non-IP telecommunication services, in which Net2Phone shall have the option to participate and which may or may not be separate from the Telecom DCS. Priceline shall be obligated to offer Net2Phone the opportunity to be a Preferred Provider under any such wireless, cable, unified messaging, Internet access, or other non-IP telecommunication program offered through any Priceline DCS, [****].


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                  Section 2.5 Telecom DCS Allocations.

                           (a) General Allocation Methodology. In an attempt to
meet a User's offer for Telecom DCS Services, Priceline will, subject to the special allocation rights of Net2Phone under Section 2.5(b) of this Agreement, allocate among its Participating Providers the first opportunity to meet User's offers for such services (the "First Look Opportunities") in Priceline's sole discretion. User offers will only be consummated with a Participating Provider when the User's offer is greater than or equal to the Participating Provider's Rate , plus Priceline's required margin, which margin is variable (at Priceline's sole discretion) and may be negative. Priceline's margin for First Look Opportunities in each specified Telecommunications Market shall be the same for all Participating Providers.

                           (b) Special Allocation of First Look Opportunities to
Net2Phone. For each United States based IP Telephone Service offered by Priceline through the Telecom DCS in each United States market (determined on an area-code -- by-area-code basis), Net2Phone will receive [****] all First Look Opportunities where Net2Phone has a POP, regardless of User's method of payment ("Preferred Provider Status") for such service in such market, provided that Net2Phone: (i) is a provider of such service in such Telecommunications Market at the time Priceline offers such service through the Telecom DCS; (ii) has loaded Rate(s) and made available sufficient minutes for use of such service by Users in such market; (iii) has the ability to terminate traffic in such Telecommunications Market; (iv) meets the pricing threshold set in Section 2.5(c)(i) below; (v) provides call quality for such service not less than what the User or Priceline has designated as the minimum level of quality at the time of the User's offer; and (vi) is otherwise in compliance with the terms this Agreement. Priceline shall provide Net2Phone with prompt and timely reports, in no event less than weekly and with a goal of daily, indicating Net2Phone's success rates in connection with such First Look Opportunities.

                           (c) Suspension of First Look Opportunities.
Net2Phone's "Preferred Provider Status" under Section 2.5 (b) for a particular service within a particular Telecommunications Market shall be suspended under the following circumstances:

                                    (i) With respect to any individual Telecom
DCS Service, in the event that the Net2Phone Rates to Priceline for such service in such Telecommunications Market are, (x) during the [****] following the Soft Launch Date, more than [****] higher than the lowest normalized one second Rate made


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available to Priceline for such service in such market by any other
Participating Provider, or (y) at any time after the [****] following the Soft Launch Date, more than [****] than the lowest normalized one second Rate made available to Priceline for such service in such market by any other Participating Provider. Priceline shall, on a weekly basis, inform Net2Phone when Net2Phone is not in compliance with the requirements of this Section 2.5(c)(i), but will not reveal to Net2Phone any other Participating Provider's pricing information.

                                    (ii) In the event that Net2Phone fails to
meet the requirements of Section 2.5 (b) and/or Section 2.5(c)(i), Priceline shall have the right to immediately suspend Net2Phone's Preferred Provider Status within the individual Telecommunications Market. Priceline will provide Net2Phone, on a weekly basis, notice of such suspension, and Net2Phone will have the right to cure within sixty (60) days of such notification. In the event that Net2Phone cures within the sixty(60) day cure period, Net2Phone's Preferred Provider Status will be immediately reinstated in such market. In the event that Net2Phone's fails to cure within the sixty (60) day cure period, Priceline shall thereupon and thereafter have the right to terminate Net2Phone's Preferred Provider Status in the Telecommunications Market(s) where Net2phone has failed to comply with Section 2.5 (b) and/or Section 2.5(c). In the event that Net2Phone Preferred Provider Status is terminated in a Telecommunications Market, Priceline shall, in accordance with Section 2.5(a) have full discretion in determining the allocation of such First Look Opportunities in that particular Telecommunications Market

                  Section 2.6 Terms of Use of Telecom DCS Services.

                  (a) Use of each Telecom DCS Service by a User will be governed by Net2Phone's and Priceline's, as provider and merchant respectively, general terms and conditions and, with respect to a User's use of each Telecom DCS Service provided by Net2Phone, the Net2Phone specific terms and conditions mutually agreed to by the Parties and loaded into the Telecom DCS web path. Net2Phone shall ensure that prices, day and time restrictions and other terms and conditions contained in its applicable publicly-available statements of general terms and conditions and/or tariffs shall in all cases not conflict with the Rates, day and time restrictions and other terms and conditions (including those set forth in this Agreement) on which the applicable Telecom DCS Services are made available to Priceline and/or Users hereunder.

                  (b) A User will access the IP Telephone Services provided by Net2Phone by calling a toll free number or a local access number from the ANI(s)


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from which the User has purchased Telecom DCS Service and entering the User's
PIN followed by the called number, or such other method or methods as mutually agreed between Priceline and Net2Phone in Priceline's development, implementation and enhancement of the Telecom DCS. All costs and expenses associated with the toll free number through which calls are routed to Net2Phone will be borne by Net2Phone and may be included in the Net2Phone Rates.

                  (c) If a User's offer is accepted, Priceline will provide the User with notice of such acceptance, the toll free number or local access number such User is to call, and the applicable PIN or other methods to be developed by Priceline.

                  Section 2.7 Additional Minutes; No Preferred Provider Status.

                  (a) In the event of existing User dissatisfaction with any Participating Provider's services, Priceline, in its sole discretion and at its sole expense, may provide an existing User the ability to add additional minutes to one or more of such User's accounts. In the event that Priceline provides an existing User with additional minutes, Priceline may allocate First Look Opportunity on additional minutes to the Participating Provider currently servicing the User or any other Participating Provider for the specific Telecom DCS Service for which additional minutes are being added, without reference to or compliance with the allocation methodology prescribed in Sections 2.5(a) and 2.5(b).

                  (b) Priceline shall have the right to permit Users to recharge their accounts for Telecom DCS Services at any time. Recharges accepted by Priceline will result in additional minutes being purchased and added to a User's existing account. With respect to any recharge of a User's account, only the Participating Provider providing service for such User's account at the time of recharge shall be eligible to supply the minutes for such recharge, and, accordingly Priceline may recharge a User's account without compliance with, or reference to, the allocation provisions of Section 2.5(a) or 2.5(b).

                  Section 2.8 Call Branding. Net2Phone shall have the right to
(i) identify calls made using the Telecom DCS Services provided by Net2Phone and purchased through the Telecom DCS using the brand name "Net2Phone" and (ii) if agreed to by the Parties, to identify Net2Phone calls using a different brand name. Priceline shall have the right to Co-Brand the calls in a manner to be mutually agreed upon by the Parties, which agreement by Net2Phone shall not be unreasonably withheld.


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                  Section 2.9 Service Quality Standards.

                           (a) Priceline and Net2Phone shall establish and
maintain a process to evaluate the quality of Net2Phone Telecom DCS Services, including a combination of User evaluations and quality measurements, including echo, static, clipping, number of disconnects and latency. Any such evaluations specific to Net2Phone shall be subject to the terms of Article 9; without limitation, and shall not be disclosed to others without the prior written consent of Net2Phone.

                           (b) In the event that Priceline shall determine, in
its sole reasonable discretion, based upon the evaluation methodology set forth above, and as evidenced by some or all of the following: echo, static, clipping, multiple disconnects and latency in excess of [****] on domestically originated and terminated calls or a latency for international calls in excess of a number of [****] to be mutually agreed to by the Parties, that Net2Phone is experiencing recurring substandard or unsatisfactory quality and/or customer service, Priceline shall make commercially reasonable efforts to notify Net2Phone promptly of such determination in order that the Parties may, in good faith, determine the cause of such substandard or unsatisfactory quality or customer service. Priceline may immediately suspend or restrict Net2Phone's participation in the Telecom DCS or the affected Telecommunications Market, as applicable, for a period of up to [****] or the earlier cure thereof by Net2Phone, whichever is sooner; provided, however, that for quality issues that may cause Net2Phone to lose First Look Opportunity, Priceline will use best efforts to notify Net2Phone on a real-time basis before any changes are implemented in the Priceline system; and further provided that once Net2Phone has improved the quality in a particular Telecommunications Market to a level reasonably acceptable to Priceline. Priceline will promptly lift any suspension or restriction imposed in respect thereto, reinstate Net2Phone's First Look Opportunity and erase any previous quality rating for that particular quality issue. In the event that Net2Phone fails to cure such substandard or unsatisfactory condition(s) within [****] following Priceline's delivery of notice thereof to Net2Phone, Priceline shall thereupon and thereafter have the right to terminate Net2Phone's participation in the Telecom DCS in such Telecommunications Market.


                  Section 2.10 Net2Phone-Priceline Interface. The Parties have agreed upon an electronic interface through which Net2Phone will load rates in the Telecom DCS in accordance with Priceline's business processes and the terms of this Agreement. Net2Phone acknowledges that Priceline may use


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identical interfaces through which other Participating Providers will load rates into the Telecom DCS.


                  Section 2.11 Reports. Upon the implementing and Soft Launch of the Telecom DCS, and from time to time thereafter, the Parties will work together to establish reports to be regularly prepared by Priceline and delivered to Net2Phone to assist Net2Phone in monitoring its aggregate demand in the Telecom DCS and Net2Phone's performance in the Telecom DCS. The reports will be weekly at a minimum, and Priceline will use reasonable commercial efforts to deliver such reports with greater frequency.


                                   ARTICLE III
                            PROMOTIONS AND MARKETING

                  Section 3.1 Promotion Description. Priceline and Net2Phone agree that from time to time Priceline will offer a series of Promotions to users of the Telecom DCS, including a Direct Mailing Card Promotion, as described in Section 3.2, as well as Future Promotions, as described in Section 3.3, and Net2Phone shall have the right to participate in such Promotions as set forth in this Article III.

                  Section 3.2 Direct Mailing Card Promotion. In a Direct Mailing Card Promotion, selected customers of priceline.com who make travel purchases (air, hotel and/or rental car, etc.) or reasonable offers as determined by priceline.com through its business processes for travel services using Priceline's Demand Collection System for such products will be provided free prepaid Net2Phone calling cards and/or PINs entitling such consumers to certain Internet Protocol Telephone Services supplied by Net2Phone; provided, that such consumers agree to provide Net2Phone with their credit card information and register for the such Net2Phone IP service(s). Priceline will cause priceline.com to operate the Direct Mailing Card Promotions under the following two methodologies:

                           (a) On a selected number of priceline.com emails to
its customers relating to a customer's offer for travel products, Priceline will embed a hyperlink to Net2Phone that, when clicked on by the customer, will drive the customer to a Net2Phone hosted web site or web page where the customer will be able to perform Account Activation, at no initial charge to the customer, and receive a number of minutes of free calling time provided by Net2Phone, as shall be mutually agreed in each Promotion by the Parties, based on domestic rates


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determined by Net2Phone. Unless such Customer elects not to participate in an automatic recharge, additional minutes may be automatically charged by Net2Phone to the customer's credit card when the number of remaining available minutes falls below a certain threshold, as shall be mutually agreed to by the Parties.

                           (b) In selected hard copy mailings of airline ticket
receipts, itineraries, and/or other hard copy mailings to customers, Priceline will cause priceline.com to enclose a Net2Phone calling card, issued at Net2Phone's expense, that will entitle the customer to a number of minutes of free calling time, as shall be mutually agreed in each Promotion by the Parties, based on domestic rates determined by Net2Phone once the customer, at no initial charge, performs Account Activation at Net2Phone's designated web site or web page, or by other means as agreed by the Parties. Unless such customer elects not to participate in an automatic recharge, additional minutes may be automatically charged by Net2Phone to the customer's credit card when the number of remaining available minutes falls below a certain threshold, as shall be agreed to by the Parties.

                           (c) Priceline agrees, if Net2Phone at its sole
discretion, shall so request from time to time, to send [****]. Priceline shall have full discretion in determining emails and hardcopy mailings in which the Direct Mailing Card Promotion will be included, so long as it meets the minimum numbers set forth above.

                  Section 3.3 Future Promotions. Priceline anticipates that during the term of this Agreement, Priceline will offer Future Promotions to its Participating Providers. In the event that any Future Promotion is restricted only to a limited number of Participating Providers or is structured to provide preference in favor of one or more Participating Providers, Priceline will provide Net2Phone with the first opportunity to participate in such Future Promotion on the financial and business terms that Priceline would offer participation to other Participating Providers. To the extent that any Future Promotion will only be offered to one Participating Provider, Priceline will first offer such Future Promotion to Net2Phone. For the purposes of Priceline's general advertising of the Telecom DCS, should Priceline elect to list Participating Providers in such advertisements, Priceline shall list Net2Phone no less prominently than any other Participating Provider. Notwithstanding the forgoing, Net2Phone acknowledges that Priceline has previously negotiated and will continue to negotiate co-marketing and affiliate agreements with providers of telecommunication services outside of participation in the Telecom DCS. Net2Phone further acknowledges that Priceline shall not in any way be restricted by this Section 3.3 from continuing to enter into such co-marketing and affiliate


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agreements with other providers of telecommunication services outside of participation in the Telecom DCS, without also offering such marketing opportunities to Net2Phone.

                                   ARTICLE IV
                                  OBP SERVICE

                  Section 4.1 Description of OBP Service. The OBP Service shall be an interactive voice response system that will allow a Caller to connect to the OBP System via an access number from the Caller's ANI(s). Once the Caller has accessed the OBP System, the OBP System will identify the Caller using ANI (or, if the Caller's number is not recognized, prompt the Caller to create a new account); allow the Caller to dial the number the Caller intends to call; and make an offer of the rate the Caller is willing to pay per minute of use for such call. The OBP System may provide reference information such as the price Caller paid for a previous successful call to the same destination and/or the applicable AT&T direct dial per-minute rate for such call. The OBP System will determine whether to accept the rate offered by the Caller based on the following factors: [****] In the event a Caller's offer is rejected, the OBP System may prompt the Caller to increase the Caller's offer. The OBP System shall limit a Caller to a maximum number of [****]attempts [****]. If the Caller's offer is accepted, the Caller will be connected as an OBP User, and Net2Phone will be the provider of such service. The OBP System will allow OBP Users to establish accounts and recharge OBP Service accounts on the Priceline web site and/or via Net2Phone customer service. The OBP System will allow OBP Users to maintain their accounts, make service inquiries, and establish their accounts through a customer care center operated by Net2Phone at Net2Phone's expense, and using a web site with content and functionality to be mutually agreed by the Parties and operated by Net2Phone. Net2Phone agrees to its rates, terms and conditions established for the OBP System, as they apply to the OBP Service(s), which Net2Phone provides to OBP Users. Net2Phone also agrees to abide by the minimum margin requirements to be set by Priceline daily on a market by market basis for OBP Services to be made available by Net2Phone to OBP Users in the OBP System.

                  Section 4.2 Development of Service. The Parties will work together to develop the OBP Service and the OBP System and interfaces necessary to support such service. Except as otherwise set forth in Sections 4.4, 4.8 and
Article VIII, the OBP Service shall be exclusive to Net2Phone. The Parties shall agree upon the financial, operational and other responsibilities of each of the Parties in connection with the design, testing, implementation and operation of the OBP Service. Priceline shall be the owner of all technology and intellectual property developed by Priceline for the OBP System. The Parties shall jointly own, with each having the right to use, license and modify all of the technology and intellectual property developed by Net2Phone for the OBP System and technology and intellectual property jointly developed by Net2Phone and Priceline for the OBP System.

                  Section 4.3 Terms of Use of OBP Service. Use of the OBP Service by an OBP User will be governed by Net2Phone's and Priceline's, as provider and merchant respectively, general terms and conditions and, with respect to a User's use of each OBP Service provided by Net2Phone, the Net2Phone specific terms and conditions mutually agreed to by the Parties and loaded into the Telecom DCS web path. Net2Phone shall ensure that prices, day and time restrictions and other terms and conditions contained in its applicable publicly-available statements of general terms and conditions and/or tariffs shall in all cases not conflict with its OBP Service rates, restrictions and other terms and conditions (including those set forth in this Agreement) on which the applicable OBP Services are made available to OBP Users.

                  Section 4.4 Service Quality Standards.

                           (a) Priceline and Net2Phone shall establish and
maintain a process to evaluate the quality of OBP Service, including a combination of User evaluations and quality measurements, including echo, static, clipping, number of disconnects and latency. At a minimum, Net2Phone shall maintain a [****] for the network access to the OBP Service and must maintain an [****] for its combined network, including, without limitation, originating and terminating access and network access within [****] of the OBP Launch on the National 800 number, and within [****] of the OBP Launch on the local access number.

                           (b) In the event that Priceline shall determine, in
its sole reasonable discretion, based upon the evaluation methodology set forth above, and as evidenced by some or all of the following: echo, static, clipping, multiple disconnects and latency in excess of [****] on domestically originated and terminating calls or latency for international calls in excess of a number of [****] to be mutually agreed to by the Parties, that Net2Phone is experiencing recurring substandard or unsatisfactory quality and/or customer service, Priceline shall make commercially reasonable efforts to notify Net2Phone promptly of such determination in order that the Parties may, in good faith, determine the cause of such substandard or unsatisfactory quality or customer service. At the time of such written notice, Priceline shall give Net2Phone 5 days to cure. Net2Phone shall use all reasonable efforts to cure any such quality or customer service issue as promptly as reasonably possible, and shall inform Callers in the event that the quality problem cannot be improved promptly. During such period, Net2Phone shall be obligated to route calls through an alternative provider. If Net2Phone does not cure within the initial 5-day period, Priceline has the right to suspend Net2Phone for a period up to 90 days or the earlier cure thereof by Net2Phone. In the event that Net2Phone fails to cure such substandard or unsatisfactory condition(s) within 90 days following Priceline's delivery of notice thereof to Net2Phone, Priceline shall thereupon and thereafter have the right to terminate Net2Phone's participation in the OBP Service and/or reassign it to another Participating Provider(s) without further liability to Net2Phone with respect to the OBP Service.

                  Section 4.5 Service Branding. Net2Phone and Priceline agree to Co-Brand the OBP Service. During the development phase of the OBP System, the Parties shall mutually agree to the content and presentation to be used for such Co-Branding.

                  Section 4.6 Net2Phone Exclusive Provider of OBP Service; Priceline Owner of Access Number. Subject to the provisions of Sections 4.4 and
4.8 and Article VIII, Net2Phone shall be the exclusive provider in the OBP Service. The toll-free access number and any access numbers assigned for the OBP Service shall at all times remain the property of Priceline.

                  Section 4.7 Development Expenses. [****].

                  Section 4.8 OBP Launch Date. Net2Phone agrees to launch the OBP Service within [****] after the Soft Launch Date of the Telecom DCS service. If Net2Phone fails to launch the OBP Service by said date, Net2Phone shall have an additional [****] to launch the OPB; provided, that [****]. In the event [****] within [****] after receipt of an invoice(s) therefor, Priceline may elect to end Net2Phone's exclusivity for the OBP Service. In the event that Net2Phone fails to launch the OBP Service by the [****] following the Soft Launch Date, Net2Phone shall forfeit its rights to offer the OBP Service and Priceline may select a new provider(s) of the OBP Service without further obligation hereunder to Net2Phone.


                                    ARTICLE V
                                     [****]

                  Section 5.1 Telecom DCS Compensation. Compensation payments and billing under the Telecom DCS shall be made in accordance with the provisions set forth in Schedule 5.1.

                  Section 5.2 Direct Mailing Card Promotion Compensation. Compensation payments and billing for the Direct Mailing Card Promotion shall be made in accordance with the provisions set forth in Schedule 5.2.

                  Section 5.3 OBP Services Compensation. Compensation payments and billing for the OBP Service shall be made in accordance with the provisions set forth in Schedule 5.3.

                  Section 5.4 Telecom DCS Preferred Provider Status Compensation. Compensation payments and billing for the Telecom DCS Preferred Provider Status shall be made in accordance with the provisions set forth in
Schedule 5.4.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  Section 6.1 General Representations and Warranties. Each of the Parties represents and warrants to the other Party as follows:

                           (a) It is an entity duly formed, validly existing and
in good standing under the laws of the jurisdiction in which it exists, and that it has the power and authority to enter into this Agreement and fully to perform its respective obligations hereunder.

                           (b) All necessary corporate action to approve the
execution, delivery and performance of this Agreement has been duly taken by it, and this Agreement constitutes a valid and binding Agreement (to the extent set forth herein) of such Party enforceable against it in accordance with its terms.

                           (c) The performance by such Party of its obligations
hereunder does not violate any agreement to which such Party is a Party or by which it is otherwise bound.

                           (d) The services to be provided by such Party
pursuant to this Agreement will be provided in a professional and workmanlike manner conforming to industry standards and the quality standards referred to herein and/or established in accordance herewith.

                           (e) It has all licenses, approvals, certifications,
permits and other authorizations required under all United States federal, state and local, and all applicable foreign, laws and regulations for it to perform its obligations under this Agreement.

                           (f) It will comply at all times with all United
States federal, state and local, and all applicable foreign, laws and regulations applicable to it including all consumer finance, fair trade and non-discrimination laws.




                  Section 6.2 Additional Representations, Warranties and Covenants of Net2Phone. In addition to its representations, warranties and covenants under Section 6.1 hereof, Net2Phone represents, warrants and covenants that at all times it will comply with the Communications Act of 1934, as amended, the telecommunications laws of the U.S. states and applicable state, local and foreign jurisdictions,

                  Section 6.3 Additional Representations and Warranties of Priceline. In addition to its representations, warranties and covenants under
Section 6.1 hereof, except for the matters set forth on Schedule 6.3, Priceline represents and warrants that to the best of its knowledge, (i) it has all right, title and interest to its currently issued patents; and (ii) it has not received notice asserting or alleging any patent infringement by Priceline that would have a material adverse effect on Priceline's performance under this Agreement.


                  Section 6.4 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

                                   ARTICLE VII
                  INDEMNIFICATION AND LIMITATIONS OF LIABILITY

                  Section 7.1 Indemnity. Each Party (the "Indemnifying Party") shall, at its sole cost and expense, indemnify, defend, and hold harmless the other and its affiliates, officers, agents, and employees (the "Indemnified Party"), from all claims, suits, actions, demands, damages, liabilities, expenses (including reasonable fees and disbursements of counsel), judgments, settlements and penalties of every kind (collectively, Losses") to the extent resulting from, arising out of, or incurred in connection with (a) any breach by such Party of any representation, warranty, covenant, agreement or other obligation contained herein; and/or (b) the negligent, intentionally wrongful or illegal acts or omissions of such Party, its employees, agents, subcontractors or other representatives and/or (c) violations of any federal, state, local and/or international laws, rules and/or regulations to which such Party is subject, and/or (d) solely as to indemnification by Net2Phone, any failure by Net2Phone, either though its acts or omissions, to provide quality services, including, without limitation, customer service and network services, to Users and/or OBP Users.

                  Section 7.2 Indemnification Procedures. The Indemnified Party shall notify the Indemnifying Party in writing of any suits, claims or demands covered by these indemnities promptly after becoming aware of such suits, claims or demands. Promptly after receipt of such notice, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnified Party, or if, in the reasonable judgment of the Indemnified Party, a direct or indirect conflict of interest exists between the parties with respect to the claim, or if in the reasonable judgment of the Indemnified Party (evidenced by an opinion of counsel reasonably satisfactory to the Indemnifying Party) the assumption and conduct of the defense by the Indemnifying Party would materially and adversely affect the Indemnified Party in any manner or prejudice its ability to conduct a successful defense, then the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such claim for the account and at the expense of the Indemnifying Party.. Notwithstanding the above, if the Indemnified Party, in its sole discretion so elects, such Party may also participate in the defense of such actions by employing counsel at its expense, without waiving the Indemnifying Party's obligations to indemnify or defend. Neither Party shall settle or compromise any claim or consent to the entry of any judgment without the prior written consent of the other Party, unless such Party procures an unconditional release of all liability by each claimant or plaintiff to the other Party.

                  Section 7.3 Limitations of Liability.

UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, PROSPECTIVE BUSINESS, DATA, OR USE, INCURRED BY EITHER PARTY, ARISING FROM BREACH OR OTHERWISE RELATING TO THIS AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DAMAGES ARE PAYABLE TO A THIRD PARTY PURSUANT TO THIS ARTICLE 7.


                                  ARTICLE VIII
                              TERM AND TERMINATION

                  Section 8.1 Term. This Agreement shall begin on the Effective Date and shall end on the [****] of the Soft Launch Date unless extended by mutual agreement of the Parties or terminated earlier pursuant to Section 8.2.

                  Section 8.2 Early Termination.

                           (a) Net2Phone shall have the right to terminate this
Agreement in the event that Net2Phone has not accrued, [****] total revenue from the DCS Telecom Service and the OBP Service. Any termination effected pursuant to this Section 8.2(a) shall be effective [****] days following Net2Phone's delivery of notice thereof to Priceline. In the event that Net2Phone shall terminate this Agreement pursuant to this Section 8.2(a), it shall have no further liability to make payment to Priceline under Section 5.4 which would otherwise become due and payable after the effective date of such termination. For the absence of doubt, in the event that Net2Phone shall terminate this Agreement pursuant to this Section 8.2(a) at the first or second anniversary of the Soft Launch Date, it shall not be responsible for payments to Priceline pursuant to Section 5.4 otherwise payable ninety (90) days after such first or second anniversary of the Soft Launch Date, respectively.

                           (b) Should either Party (i) become insolvent or
unable to pay debts as they mature, become the subject of bankruptcy proceedings not terminated within ninety days of any filing, make a general assignment for the benefit of credi-tors, or make or permit the appointment of a receiver for all or substantially all of its property, or (ii) materially fail or refuse to perform its obligations or under this Agreement and not cure such failure within thirty (30) days after written notice thereof from the non-defaulting Party, the other Party shall have the right, at its election and without prejudice to any other rights or remedies, to terminate this Agreement.

                           (c) Priceline shall have the right to terminate
Net2Phone's participation in (i) the Telecom DCS and the provisions of this Agreement applicable thereto in accordance with the provisions of Sections 2.2 and 2.5; and (ii) in the OBP Service and the provisions of this Agreement applicable thereto in accordance with the provisions of Sections 4.4 and 4.8. In the event that Net2Phone's participation in the Telecom DCS shall be terminated, Net2Phone shall thereafter have no continuing rights to participate in any Promotions.

                  Section 8.3 Additional Net2Phone Right to Early Termination. [****]. In the event that Net2Phone shall terminate this Agreement pursuant to this Section 8.3, in addition to its rights and remedies at law and in equity, it shall have no further liability to make payment to Priceline under Section
5.4 which would otherwise become due and payable after the effective date of such termination and Priceline shall refund to Net2Phone a pro rata share of the Preferred Provider Status Compensation and any Additional Preferred Provider Status Compensation, if any, paid by Net2Phone in advance during such calendar quarter.

                  Section 8.4 Additional Right to Early Termination. [****] Any termination effected pursuant to this Section 8.4 shall be effective immediately upon delivery of notice thereof to the other Party. In the event that Net2Phone shall terminate this Agreement pursuant to this Section 8.4 in addition to its rights and remedies at law and in equity, it shall have no further liability to make payment to Priceline under Section 5.4 which would otherwise become due and payable after the effective date of such termination and Priceline shall refund to Net2Phone a pro rata share of the Preferred Provider Status Compensation and any Additional Preferred Provider Status Compensation, if any, paid by Net2Phone in advance during such calendar quarter.

                  Section 8.5 Effect of Termination. The termination of this Agreement shall not affect the obligations of either Party to the other pursuant to this Agreement or vested rights or causes of action which have accrued prior to the effective date of the termination. Net2Phone shall provide Telecom DCS Services that have been paid for by a User prior to the termination of this Agreement.

                                   ARTICLE IX
                     CONFIDENTIAL INFORMATION AND PUBLICITY

                  Section 9.1 Confidential Information. The Parties reaffirm and incorporate herein by reference the terms of the Mutual Confidentiality Agreement between priceline.com and Net2Phone dated October 12, 1999. Both Parties agree that the obligations of priceline.com to Net2Phone under said agreement shall also be deemed obligations of Priceline, and that Net2Phone's obligations under said agreement to priceline.com shall also extend to Priceline.

                  Section 9.2 Irreparable Harm. It is agreed that a violation of any of the provisions of this Article IX will cause irreparable harm and injury to the disclosing Party and that Party shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to seek an injunction enjoining and restraining the receiving Party from doing or continuing to do any such act and any other violations or threatened violations of this Article IX.

                  Section 9.3 Publicity and Disclosure. Each Party agrees not to provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third Party without the prior written consent of the other Party; provided, however, that either Party may, without obtaining the other Party's consent, provide copies or make disclosures to any affiliate of such Party provided that such affiliate is subject to a confidentiality obligation to such Party and needs to know such information for purposes of the Party's fulfillment of its obligations hereunder; or as may otherwise be required under federal securities laws to which a Party is subject. Each Party further agrees to submit to the other, for written approval as to both timing and content, all advertising, sales promotion, press releases and other publicity matters, when the other Party's name or mark is mentioned or included, and will not publish or use such advertising, sales promotions, press releases, or publicity matters without the prior written approval of the other Party. Any approval required under this section 9.3 shall not be unreasonably withheld or delayed by either Party.


                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 Relationship of Parties. In performing their obligations under this Agreement each Party is acting solely as an independent contractor and, except as explicitly set forth herein, not as an agent of the other Party. Personnel furnished by the respective Parties shall be solely the employees or agents of such Parties, respectively, and shall be under the sole and exclusive direction and control of such Parties. They shall not be considered employees of the other Party for any purpose. Neither Party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other Party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other Party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the Parties or to impose upon the Parties any of the duties or responsibilities of partners or joint ventures.

                  Section 10.2 [****]

                  Section 10.3 Force Majeure. Neither Party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, embargo, acts of God, or any other circumstances beyond its reasonable control and not involving any fault or negligence of the Party affected. If any such condition occurs, the Party delayed or unable to perform shall promptly give notice to the other Party and, if such condition remains at the end of 30 days, the Party affected by the other's delay or inability to perform may elect to (a) terminate the affected order or portion thereof, or (b) suspend such order or portion thereof for the duration of the condition.

                  Section 10.4 Assignment. The rights and obligations of a Party shall neither be assigned nor delegated without the prior written consent of the other Party. For purposes of this Agreement, the term "assignment" shall include, but not be limited to, a sale, transfer or assignment of this Agreement by a Party; the sale, transfer or assignment of all or substantially all of the assets of a Party, the change in control of a Party through a sale or a series of sales of capital stock of a Party, and the merger or consolidation of a Party with or into another Party.

                  Section 10.5 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be governed exclusively and finally by arbitration conducted in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein (the "Rules"). The place of arbitration shall be New York City, NY. There shall be three arbitrators, of whom Net2Phone and Priceline shall each appoint one within ten
(10) days after the delivery by one Party to the other of an arbitration demand. The two arbitrators so appointed shall select the third arbitrator and appoint him or her chairman of the tribunal within thirty days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limits provided herein or in the Rules, such arbitrator shall be appointed by the American Arbitration Association. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. The award rendered by the arbitrators shall consist of compensatory damages only, and shall be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. The parties agree that the existence, conduct and content of any arbitration shall be kept confidential and that neither Party shall disclose to any person any information about such arbitration except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statement.

                  Section 10.6 Remedies Cumulative. Any rights of cancellation, termination, liquidation, damages or other remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedies to which the injured Party may be entitled pursuant to this Agreement or at law or in equity in case of any breach or threatened breach of the other Party of any provision of this Agreement. Unless otherwise provided, the use of one or more available remedies provided in this Agreement shall not bar the use of any other remedy provided in this Agreement or at law or in equity; provided, however, that a Party shall not be entitled to retain the benefit of inconsistent remedies.

                  Section 10.7 Notice. Except as otherwise provided herein, any notice or demand given under the terms of this Agreement or pursuant to statute shall be in writing and shall be given or made by telegram, confirmed facsimile transmission, certified or registered mail, express mail or other overnight delivery service or hand delivery, proper postage or other charges paid and addressed or directed to the respective parties as follows:

         To Priceline:

Priceline Long Distance, LLC
800 Connecticut Avenue
Norwalk, CT 60854-1629
Attn: Ted Vagelos, President
Cc: General Counsel


         To Net2Phone:

Net2Phone, Inc.
171 Main Street

Hackensack, NJ 07601
Attn: Dominick Tolli, VP of Business Development
Cc: General Counsel

Such notice or demand shall be deemed to have been given or made when actually received or 72 hours after being sent, whichever occurs first. A Party may change its address for notice set out above by giving notice in accordance with this Section 10.7.

                  Section 10.8 Nonwaiver. Either Party's failure to enforce any of the provisions of this Agreement or any purchase order issued pursuant hereto, or to exercise any option, shall not be construed as a waiver of such provisions, rights, or options, or affect the validity of this Agreement or any order.

                  Section 10.9 Severability. If any of the provisions of this Agreement shall be invalid or unenforceable, then such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement. The entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  Section 10.10 Section Headings. The headings of the sections are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

                  Section 10.11 Survival. The respective obligations of the parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive any termination, cancellation or expiration, including, but not limited to, obligations to indemnify and maintain confidentiality.

                  Section 10.12 Choice of Law and Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction and subject to the exclusive jurisdiction of its federal or state courts in New York City, New York for pre-arbitral issues and orders in aid of arbitration proceeding pursuant to Section 10.5.

                  Section 10.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties and cancels all contemporaneous or prior agreements, whether written or oral, with respect to the subject matter of this Agreement, including, without limitation the Memorandum of Understanding between Net2Phone and priceline.com dated as of November 4, 1999. Notwithstanding the foregoing, the Parties reaffirm and incorporate herein by reference the Mutual Confidentiality Agreement between priceline.com and Net2Phone dated October 12, 1999, and referenced in Section 9.1 of this Agreement.

                  Section 10.14 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each Party represents that it has executed this Agreement through its authorized corporate representative:


                                 PRICELINE LONG DISTANCE, LLC.

                                    By: /s/ Ted Vagelos
                                        Name:  Ted Vagelos
                                        Title: President

                                 NET2PHONE, INC.

                                    By: /s/ Ilan Slasky
                                        Name: Ilan Slasky
                                        Title: Chief Financial Officer

SCHEDULE 2.2(a)   MINIMUM REQUIREMENTS FOR PARTICIPATION

                  Set forth below are the minimum eligibility requirements for Participating Providers to participate in the Telecom DCS:

- Participating Provider must utilize a managed network for the provision of the Telecom DCS Service(s) offered through the Telecom DCS.

- Participating Provider must be capable of receiving, and must receive, ANI from the LEC and must utilize a User-provided (or Priceline-provided) four-digit PIN that will serve as the account number for Telecom DCS Service(s) provided to such User by Participating Provider through the Telecom DCS. Priceline reserves the right, on a nondiscriminatory basis, to discontinue the PIN structure.

- Participating Provider shall, at its own cost, develop and maintain a system enabling Participating Provider to assign, validate and activate PINs real time

-    Participating Provider must employ hardware answer supervision.

- Participating Provider shall not charge a User or Priceline for LEC recorded intercept announcements or any other network announcements by LECs, line or station busy, and circuit busy or any other busy conditions, or ring-no-answer conditions.

- Participating Provider must provide and identify itself as the provider of Internet Protocol telephone services to the User. Participating Provider must furnish live "Tier One Customer Service" twenty-four (24) hours per day, seven (7) days per week via a toll free number. "Tier One Customer Service" means the first customer service number a User calls for assistance of any nature relating to the services provided by Participating Provider through its participation in the Telecom DCS. In connection with its provision of call center services, it is the responsibility of the Participating Provider to satisfy the expectations of the Telecom DCS Users. Participating Provider's call center must maintain [****]. Additionally, Net2Phone shall maintain the following service levels in respect to its customer service operations:

          Customer Service by Telephone: [****]of incoming customer service calls must be answered by a live person as follows:
               -    Within [****]during first 100 days following Soft Launch
                    Date;
               - Within 1 minute commencing on the [****]following Soft Launch Date, and continuing thereafter.

          Customer Service by E-mail: Incoming customer service e-mails must be responded to with responses transmitted to customers as follows:
               - [****]e-mails within [****], during the [****]following Soft Launch Date;
               - [****]emails in [****], and [****]of e-mails in [****]between the [****]day and [****]Launch Date; and
               - [****]of e-mails in [****], and [****]of e-mails in [****]commencing on the [****]of the Soft Launch Date and continuing thereafter.


- Participating Provider shall never route User telephone calls over a non-managed network or over the Internet.

Participating Provider must maintain a [****] of service for network access and must maintain an [****]" of service for its combined network including, but not limited to, originating and terminating access and network access within [****] of the Soft Launch on the National 800 number, and within [****] of the Soft Launch on local access number.

- Participating Provider must maintain a [****] availability for the Net2Phone Platform and a [****] Point of Presence ("POP") availability independent of CLEC/Telco outages, , and must report POP downtime to Priceline on a real time basis and on a monthly basis in reports in form and substance reasonably satisfactory to Priceline. Net2Phone will strive to increase POP availability to [****] over time.

-    Participating Provider must maintain a twenty-four-(24) hour per day, seven
     (7) days per week, manned Network Operations Center.

SCHEDULE 2.2(b)   STANDARD RULES OF PARTICIPATION

                  Set forth below are the standard rules for Participating Providers' participation in the Telecom DCS:

- Rate pricing must be loaded, billed, calculated, and credited using a minimum of [****] places per minute. Rounding from [****] places to [****] places, for the purposes of bill payment, will be based on the aggregate amount due by country by month.

- Participating Provider agrees to its rates, terms and conditions established for the Telecom DCS, as they apply to Telecom DCS Service(s) it provides to Users through the Telecom DCS.

- Participating Provider must provide cost per minute rates in accordance with business processes reasonably defined by Priceline from time to time.

- Rates loaded must include the full amount of [****] required to be collected by Net2Phone from Priceline and/or Telecom DCS Users. Participating Providers may not add to their Rates [****] not required by law to be collected. Neither Priceline nor any User shall be responsible for any fees, costs, taxes or surcharges not included in loaded Rates, even if the amount of fees, costs, taxes and/or surcharges increase as of the date of usage of minutes by a User.

- Participating Provider shall be responsible for remittance of all [****] required by law to be collected and remitted to applicable governmental and quasi-governmental authorities.

- Participating Provider shall be prohibited from completing calls originated from pay telephones.

- Participating Provider shall provide a report daily to Priceline meeting the criteria and data specifications set forth on Exhibit B to the Agreement. In addition Net2Phone will provide to Priceline weekly service level and content analysis reports in accordance with templates previously furnished by Priceline to Net2Phone.

- Recharge. Priceline, in its sole discretion, shall determine whether a User will have the ability to recharge such User's account in order to purchase additional minutes of use on such Users account. Priceline will only permit Users to recharge their accounts with minutes provided by the Participating Provider servicing such account at the time of Recharge. Priceline will allow Net2Phone to fulfill the recharges on User accounts that Net2Phone services as long as Net2Phone's rates have remained stable or have been lowered since the date of the User's original purchase of minutes and as long as Priceline's margin is acceptable to Priceline.

SCHEDULE 5.1          TELECOM DCS COMPENSATION

                  Compensation payments and billing for the Telecom DCS shall be made in the following manner:

- Priceline will make payments to Net2Phone for Net2Phone's IP Telephone Services purchased by Users through the Telecom DCS at the rates made available and selected in accordance with this Agreement. Net2Phone will invoice Priceline at the [****] on or before the 15th day of each month for all blocks of minutes purchased during the preceding month.

- Net2Phone shall decrement telephone call minutes from a User's account in rounded (up) whole minutes on a real time basis. Unless otherwise agreed to by Priceline and Net2Phone, telephone calls shall be billed to Priceline in [****] increments on a calendar month basis; provided, that by January 1, 2001, Net2Phone shall bill telephone calls to Priceline in [****] increments on a calendar monthly basis.

- "User Account Expiration Breakage" shall be determined using the loaded Rate at the time of purchase, and shall be [****]. User account expiration breakage will be [****] after last purchase of minutes by User before expiration of User's account. Priceline's percentage of User Account Expiration Breakage shall (unless otherwise required by Priceline to be paid in cash) be issued by Net2Phone as a credit to the next invoice Net2Phone issues to Priceline following the expiration of the 150-day Expiration. Net2Phone shall not pay Priceline for any minutes awarded for customer service purposes, by Net2Phone beyond the minutes purchased by the User.

- "Per Call Rounding" shall be determined monthly for total usage on a User's account during the preceding month, using the loaded Rate at the time of purchase, and shall be calculated as the [****] January 1, 2001, and [****] increments on and after January 1, 2001. [****] of Per Call Rounding shall be credited to Priceline in the invoice immediately following the month in which the Per Call Rounding occurs.

- "Prepaid US Call Anywhere Service True-Up." In the event that a User of the Prepaid US Call Anywhere Service elects to place a call terminating outside of the United States, Net2Phone shall [****]. In the event that such credit is issued, Net2Phone will charge Priceline for the [****] for the international call, on a [****]basis, [****] the market-specific Rate in effect at the time the call was originated.

- Net2Phone shall bill Priceline by the 15th of each month for the previous month's activity. Invoices will include [****].

- Priceline's payment of undisputed invoice amounts shall be net 30 days from the date of receipt of invoice.

- User Accounts expire after 120 days, provided that expiration automatically extends an additional 120 days each time additional minutes are added to a User's existing account. Priceline shall have the right to extend the use of the minutes beyond the 120 days expiration. In the event Priceline exercises its right to extend such expiration date, Net2Phone's obligation to pay User Account Expiration Breakage will automatically extend to the date of the next invoice following the adjusted expiration date.

SCHEDULE 5.2      DIRECT MAIL CARD PROMOTION COMPENSATION

                  Compensation payments and billing for the Direct Mailing Card Promotion shall be made in the following manner:

- [****] shall pay [****]. In addition, [****] shall pay [****] a commission equal to [****] of the Direct Mailing Card Promotion Net Revenue generated by [****] from such accounts during the term of this Agreement. The Parties will work together to establish reports to be regularly prepared by [****] and delivered to [****] to assist [****] in monitoring and reconciling the commissions payable by [****] to [****] under the Direct Mailing Card Promotion.

- [****] will invoice [****] by the 15th of each month for all mailings and emails made in the previous month.

- [****] payment of undisputed invoice amounts shall be net 30 days from the date of receipt of invoice.

SCHEDULE 5.3      OBP SERVICE COMPENSATION

                  Compensation payments and billing for the OBP Service shall be made in the following manner, subject to section 4.1:


[****] will pay [****] for seconds used by OBP Users on a monthly basis in an amount equal to the sum of [****]. In the event that in any month (a "Negative Month") of commercial operation of the OBP Service the OBP Net
Revenue is negative, and during the next two succeeding months the OBP Service does not generate positive OBP Net Revenue equal to or exceeding the dollar amount of the negative OBP Net Revenue for the Negative Month, [****].

- [****] will invoice [****] by the 15th of each month for OBP Service activity for the previous month.

- [****] payment of undisputed invoice amounts shall be net 30 days from the date of receipt of invoice.

SCHEDULE 5.4      TELECOM DCS PREFERRED PROVIDER STATUS COMPENSATION

                  As consideration for Net2Phones Preferred Provider Status in the Telecom DCS in accordance with this Agreement, [****], payable in the following manner:

                  (i)      [****] the Soft Launch Date of the Telecom DCS;

                  (ii) [****] on each of the 90th, 180th and 270th day following the Soft Launch Date;

                  (iii)    [****] on the first anniversary of the Soft Launch
                           Date;

                  (iv) [****] on each of the 90th, 180th and 270th day -following the first anniversary of the Soft Launch Date;

                  (v) [****] on the second anniversary of the Soft Launch Date; and

                  (vi) [****] on each of the 90th, 180th and 270th day -following the second anniversary of the Soft Launch Date.

                                    EXHIBIT A


1800flowers.com                                       linkshare.com
@home                                                 lycos
actbig.com                                            mercata.com
altavista.com                                         microsoft
amazon.com                                            microwarehouse.com
AOL                                                   more.com
Auctionuniverse.com                                   nexchange.com
Autobytel.com                                         nexttag.com
Autoconnect.com                                       onsale.com
autoweb.com                                           peapod.com
befree.com                                            planetrx.com
beyond.com                                            previewtravel (travelocity)
bid.com                                               proflowers.com
bigstar.com                                           reel.com
bn.com                                                shop.com
carpoint.com                                          shopnow.com
CD-Now (columbia house, music vlvd, etc.)             shopping.com
Commissionjunction.com                                surplusauction.com
dealdeal.com                                          thebuyingedge.com
Dealtime.com                                          travebids.com
Dell                                                  uBid.com
Drugstore.com                                         vstore.com
ebay.com                                              walmart.com
egghead.com
e-toys.com
expedia.com
fogdog.com
Furniture.com
Healthshop.com
jcrew.com

                                    EXHIBIT B

NET2PHONE TO PRICELINE

                         1. CUSTOMER USAGE DATA REPORT

-    CDR information
     -    Varchar2 (10)- ANI
     -    Varchar2 (4)- PIN
     -    Date- Date of Call
     -    Number- Country ID Called
     -    Number (10)- Number of Actual Seconds Called
     -    Number (10)- Number of Seconds Billed to priceline.com
     - Customer Acct Number (6)- Number of Minutes deducted from customer account

Goal: Daily CDR Report/ Transmission

                               2. RECHARGE REPORT

Real-time Recharge Notification

                        3. CUSTOMER SERVICE DATA REPORT

Weekly Report Part 1
-    Transaction report for Priceline customers (credit report) from database
     -    For the time being manual
     -    An automated report is in MIS development

Weekly Report Part 2
-    PBX report with list of reason codes
     -    For the time being, customer service to produce this report manually
     - In 4-8 weeks, when new customer service system is in place, we will require an updated, automated report

Goal:  Daily Customer Service Transaction
-    Customer contact by reason code with resolution code

Goal:  Daily Customer Service Data Report